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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1998, included in USF&G Corporation's Current Report on Form 8-K dated February 26, 1998, with respect to the consolidated financial statements and schedules of USF&G Corporation (these financial statements and schedules are not presented herein) incorporated by reference in this Registration Statement on Form S-3 of The St. Paul Companies, Inc.

                                          /s/ ERNST & YOUNG

Baltimore, Maryland
November 6, 1998